Exhibit 10.1

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) dated as of May 8, 2019 between Medavate Corp., a Colorado corporation (“Buyer”) and Histogenics Corporation, a Delaware corporation (“Seller”).

WHEREAS, Seller conducts the business of developing restorative cell therapies that may offer rapid-onset pain relief and restored function (the “Business”);

WHEREAS, Buyer desires to purchase substantially all of the assets of the Business from Seller, and Seller desires to sell substantially all of the assets of the Business to Buyer (the “Transaction”);

WHEREAS, Seller has entered into an Agreement and Plan of Merger and Reorganization, by and among Seller, Restore Merger Sub, Inc. a Delaware corporation and wholly owned subsidiary of Seller (“Merger Sub”), and Ocugen, Inc., a Delaware corporation (“Ocugen”), dated as of April 5, 2019 (as amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub shall be merged with and into Ocugen, with Ocugen continuing as the surviving corporation thereafter (the “Merger”); and

WHEREAS, the consummation of the Transaction is subject to and conditioned upon the closing of the Merger pursuant to the terms of the Merger Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

PURCHASE AND SALE

Section 1.01. Purchase and Sale. Except as otherwise provided below, Buyer agrees to purchase from Seller and Seller agrees to sell, convey, transfer, assign and deliver to Buyer, free and clear of all mortgages, liens, pledges, security interests and encumbrances (collectively, “Liens”), all of Seller’s right, title and interest in, to and under the following assets, properties and business of the Business (the “Purchased Assets”):

(a)    all trademarks, service marks, trade names, mask works, inventions, patents, trade secrets, copyrights, domain names, know-how, related licenses and sublicenses, and any other rights, remedies against infringement of, and rights to protection of interests in Intellectual Property under the laws of all jurisdictions (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property rights (collectively, “Intellectual Property Rights”) that are utilized or relied upon by Seller in connection with the Business (collectively, the “Transferred IP”), including the patents (both issued, pending and applications), Internet domain names, trademarks, and all applications for the foregoing listed in Exhibit A (the “Registered IP”);

(b)    all regulatory and clinical data, reports, filings, documents, and communications or any related or similar type documents that would support the future regulatory approval of NeoCart for any indication and all items listed in Exhibit B;

(c)    assignment of FDA IND #10587 to Buyer and all associated documents;

(d)    all contracts, agreements, leases, licenses, commitments, sales and purchase orders and other instruments used or held for use in the conduct of the Business listed on Exhibit C (collectively, the “Business Contracts”);

(e)    all machinery, equipment, and other tangible property listed on Exhibit D (collectively, the “Personal Property”);

(f)    all books, records, files and papers, whether in hard copy or computer format, used in the Business; and

(g)    all goodwill associated with the Business or the Purchased Assets.

Section 1.02. Excluded Assets. Buyer expressly understands and agrees that all assets, properties and business of Seller other than the Purchased Assets (the “Excluded Assets”) shall be retained by Seller.

Section 1.03. Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, Buyer agrees to assume the liabilities and obligations of Seller arising under the Business Contracts, the Purchased Assets and the operation of the Business (the “Assumed Liabilities”).

Section 1.04. Excluded Liabilities. Notwithstanding any provision in this Agreement or any other writing to the contrary, Buyer is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of Seller of whatever nature, whether presently in existence or arising hereafter. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of Seller (all such liabilities and obligations not being assumed being herein referred to as the “Excluded Liabilities”).

Section 1.05. Purchase Price. The purchase price for the Purchased Assets (the “Purchase Price”) shall be $6,500,000, which amount shall be paid by Buyer to Seller on the Closing Date (as defined in the Merger Agreement).

Section 1.06. Closing. The closing of the Transactions contemplated hereby (the “Closing”) shall take place on the Closing Date immediately following the closing of the Merger.

Section 1.07. Assignment and Assumption. Effective upon Seller’s receipt of the Purchase Price from Buyer:

(a)    Seller does hereby sell, transfer, assign and deliver to Buyer all of the right, title and interest of Seller in, to and under the Purchased Assets; and

(b)    Buyer does hereby accept all the right, title and interest of Seller in, to and under all of the Purchased Assets (except as aforesaid) and Buyer assumes and agrees to pay, perform and discharge when due all of the Assumed Liabilities and to perform all of the obligations of Seller to be performed under the Business Contracts.

(c)     Seller shall use its commercially reasonable efforts to assist Buyer to evidence, record and perfect the foregoing assignment following the Closing. Seller hereby irrevocably designates and appoints Buyer as its agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in Seller’s behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Seller.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that as of the date hereof and as of the Closing Date:

Section 2.01. Corporate Power and Authorization; Binding Agreement. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. The execution, delivery and performance by Seller of this Agreement and, subject to the approval of the Merger by the requisite stockholders of Seller, the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement constitutes a valid and binding agreement of Seller, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 2.02. Noncontravention; Governmental Authorization; No Consents. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby do not and will not constitute a material default under or give rise to any material right of termination, cancellation or acceleration of any right or loss of any benefit relating to the Business or result in the creation or imposition of any Lien on any Purchased Asset. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority, agency or official.

Section 2.03. Purchased Assets. The Purchased Assets constitute all of the property and assets used or held for use in the Business and are adequate to conduct the Business as currently conducted. Except for Seller, no person has any equity, ownership, profit or other interest in the Business or any Purchased Asset. Upon consummation of the transactions contemplated hereby, Buyer will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Purchased Assets, free and clear of all Liens.

Section 2.04. Litigation; Compliance with Laws. There is no action, suit, investigation or proceeding (or any basis therefor) pending against, or to the knowledge of Seller, threatened against or affecting, the Business or any Purchased Asset before any court, arbitrator or governmental authority. Seller is not in violation of, has not violated, and to the knowledge of Seller, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law relating to the Purchased Assets or the conduct of the Business. Seller’s FDA regulatory filings are in good standing and are current with all required documentation and governmental laws.

Section 2.05. Inventories. The Personal Property used in connection with the Business included in Exhibit D is of a quality that is usable in the ordinary course of business. No items in Exhibit D have been written down or have no net realizable value on the corporate balance sheets.

Section 2.06. Maintenance of Licensed Intellectual Property. To the knowledge of Seller, all maintenance and renewal fees for all Transferred IP licensed by Seller shall have been paid in a timely manner, and all requisite acts, preparations and filings of all applications, responses, affidavits and all other documents shall have been taken in a timely manner in the course of prosecution and maintenance of the Transferred IP licensed by Seller.

Section 2.07. NO OTHER REPRESENTATIONS. THE REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN ARTICLE 2 OF THIS AGREEMENT CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF SELLER TO BUYER IN CONNECTION WITH THE TRANSACTION, AND BUYER UNDERSTANDS, ACKNOWLEDGES, AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE EXPRESS OR IMPLIED (INCLUDING, BUT NOT LIMITED TO, ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OR PROSPECTS OF THE SELLER BUSINESS) ARE SPECIFICALLY DISCLAIMED BY SELLER AND THE PURCHASED ASSETS ARE, EXCEPT AS PROVIDED IN ARTICLE 2 OF THIS AGREEMENT, BEING PURCHASED BY BUYER ON AS IS, WHERE IS, BASIS.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that:

Section 3.01. Corporate Power and Authorization; Binding Agreement. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a valid and binding agreement of Buyer, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

ARTICLE 4

SURVIVAL

Section 4.01. Non-Survival of Representations and Warranties. The representations and warranties of Buyer and Seller contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at the Closing, and only the covenants that by their terms survive the Closing and this Section 4.01 shall survive the Closing.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

Section 5.02. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.03. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto; except that Buyer may transfer or assign its rights and obligations under this Agreement; provided that no such transfer or assignment will relieve Buyer of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Buyer.

Section 5.04. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 5.05. Entire Agreement; Counterparts; Exchanges by Electronic Transmission. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the non-disclosure and confidentiality agreement, dated as of January 3, 2019 between Buyer and Seller shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by electronic transmission in .PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 5.06. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Section 5.07. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties, without posting any bond, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Medavate Corp.
By:	/s/ Michael K. Handley
	Name:	Michael K. Handley
	Title:	Chief Executive Officer

Histogenics Corporation
By:	/s/ Adam Gridley
	Name:	Adam Gridley
	Title:	President

Exhibit A (Transferred IP)

Exhibit B

2

Exhibit C

Material Contracts

Exhibit D

Personal Property (Equipment & Raw Materials)

2